                                                                   Exhibit 10(k)

February 26, 2002

Mr. Bradley Casper
8265 Hopewell Rd.
Cincinnati, Ohio 45242

Dear Brad:

The executive management team is excited about the prospect of you joining the company. We are just as excited about your long-term future with ARMKEL, LLC., and Church & Dwight, Co., Inc. This letter will confirm our offer for the position of President, Personal Products Division, reporting directly to Robert Davies, Chief Executive Officer.

As discussed, we are offering an attractive package of both direct and indirect benefits. While more specific information can be found in the attached Employment Agreement, below you will find some of the major highlights of our employment offer:

o Your starting base salary will be $13,333.33 semi-monthly ($320,000 annually).

o Vacation Entitlement - You will receive eighteen days vacation and two personal days in 2002. For 2003 you will receive four weeks vacation and two personal days.

o As a President, you will participate in the Church & Dwight Incentive Compensation Program with a target bonus of 55% (range of 0 - 110%) of base salary earned during the year. Your first award will be due in February 2003, and will be pro-rated based on time worked during 2002.

o You will participate in the Company's Stock Option plan. Details of your participation are included on the attached Employment Agreement.

o You will be eligible to receive relocation assistance to cover the costs of your move to this area. More details are available in the attached relocation policy. Please call me if you have further questions.

o You will participate in our comprehensive health, welfare and retirement programs. Kathy McAleer of the HR Department will be contacting you to schedule a full benefits orientation shortly after your start date. In the interim, the attached "Summary of Benefits" should

                                                              Mr. Bradley Casper
                                                               February 26, 2002
                                                                          Page 2

provide a helpful outline of our benefits programs.

This offer is contingent upon the satisfactory completion of reference checking and drug screening, as well as verification of your eligibility to work in the United States (I-9). Please sign one copy of this letter, complete the enclosed documents and return them to the Human Resources Department as soon as possible.

The Human Resources Department will arrange for a drug-screening test at a facility located in your area. Please contact Martin Hayes in the Human Resources Department at 609-279-7313 to schedule a pre-employment drug screening. Martin will need your date of birth as well as social security number in order to arrange for this screening.

Brad, I look forward to your joining Church & Dwight Co., Inc. and ARMKEL, LLC and believe you will have a successful, rewarding career with us. I am particularly enthusiastic about you and the powerful things that we will be able to accomplish together.

Please do not hesitate to contact me at 609-683-7414 with regard to the specifics of this offer and/or related benefit programs.

Sincerely,

/s/ Steven P. Cugine
____________________
Steven P. Cugine
Vice President, Human Resources


Accepted By: /s/ Bradley A. Casper           3/11/02
             ---------------------------------------
             Bradley Casper                     Date

Enclosures

                                                                     Agreement
                           ----------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------
Position                   o        President, Personal Products Division
                           o        President, ARMKEL Domestic

Salary                     o        At commencement of employment, base salary of $320,000 per annum
                           o        Sign-on bonus of $40,000 to be paid within the first 30 days of employment

Annual Incentive           o        Minimum:              0% of salary
                           o        Target:              55% of salary
                           o        Maximum:            110% of salary

                           o        For 2002, the annual incentive payable to Executive will be no less than
                                    $176,000

Long-term Incentives       o        An initial grant of 20,000 Church & Dwight Co., Inc. ("C&D") stock options at fair market value on the grant date, vesting in their entirety upon conclusion of three years, and exercisable over a ten-year term
                           o        Ongoing option grant amount will be determined based on CHD's existing
                                    Long-Term Incentive Plan; eligible to participate in CHD's May 2002 option grant and receive no less than 9,500 options at then fair market value on the grant date
                           o        Immediate participation in the ARMKEL Long-Term Incentive program (see attachment for details)

Benefits, etc.             o        Participation in all Company plans and programs (see plan documents-attached)
                                    on similar terms and conditions as the Company's other senior executives

Termination without        o        Employment is at will
"Cause" by C&D, or for     o        Base salary to date of termination
"Good Reason" by           o        1.5x Base salary and annual incentive (at target), payable in 18 equal monthly
Executive                           installments
                           o        Settlement of deferred compensation arrangements
                           o        Continued health and life insurance for 12 months (or the Company will, at its option, pay the after-tax cost of securing similar benefits), subject to full offset upon Executive receiving benefits coverage from subsequent employer
                           o        Immediate vesting of benefits (including Company contributions) in Profit
                                    Sharing and Saving Plans
                           o        If termination occurs within the first three years of Executive's employment then all unvested options will immediately vest and become exercisable. These vested options will be exercisable for 30 days after the date of termination
                           o        If termination of Executive's employment occurs prior to the sale of Kelso and
                                    Co.'s interest in ARMKEL ("Kelso Interest"), then Executive will retain a vested prorated portion of the ARMKEL Long Term Incentive benefit, if any. The calculation for determining the prorated benefit is the number of full months
                                    Executive is employed with the Company divided by 36. This vested prorated benefit will be paid to Executive within a reasonable time period after any sale of the Kelso Interest
                           o        Outplacement assistance for up to one year

                                                                     Agreement
                           ----------------------------------------------------------------------------------------------
Termination Due to Death   o        Base salary to date of death
                           o        Pro rata annual incentive for year of termination at target
                           o        Settlement of deferred compensation arrangements
                           o        Immediate vesting of benefits (including Company contributions) in Profit
                                    Sharing and Savings Plans
                           o        Options vest and may be exercised pursuant to terms of the grant agreement and applicable plan

Termination Due to         o        Base salary through date of Disability
Disability                 o        Pro rata annual incentive for year of termination at target
                           o        Retains employee status regarding benefits and deferral until earlier of age 65 or receipt of Deferred Compensation or Profit Sharing (see plan documents)
                           o        If recovers from Disability and not offered previous positions, treated as termination without "Cause"
                           o        If offered previous position and refuses without Good Reason, treated as "Quit"
                           o        Options vest and may be exercised pursuant to the terms of the grant agreement and applicable plan

Termination for Cause      o        Base salary through date of termination
                           o        Settlement of deferred compensation arrangements
                           o        Vested options exercisable for 30 days
                           o        Forfeiture of unexercised options and other outstanding awards

Quit without Good Reason   o        Treated the same as a termination for "Cause"

Executive's Obligations    o        Unlimited non-disclosure of "confidential information", employment terms and employee information
                           o        Non-compete as specified for 24 months if terminated without "Cause", may be waived by Company upon written request by Executive and not unreasonably withheld by Company
                           o        Non-compete as specified for 24 months if terminated for "Cause"
                           o        Non-solicitation of CHD employees for 24 months
                           o        Non-disparagement (mutual)
                           o        All company materials must be returned prior to final day of employment
                           o        Injunctive relief in addition to other available remedies at law

Dispute Resolution         o        Mandatory arbitration
                           o        New Jersey courts/laws
                           o        Executive's legal costs reimbursed unless action determined to be in bad faith or frivolous

Indemnification            o        As provided in the Company's by-laws
                                    -   D&O coverage and total indemnification provided in by-laws for Officers and
                                        Directors

Other                      o        Executive to execute written release in form and substance satisfactory to the
                                    Company in exchange for all severance payments

                                                                    Definitions
                           ----------------------------------------------------------------------------------------------
Good Reason                o        Decrease in base salary or target annual incentive below 55%
                           o        Any required relocation more than 35 miles from CHD headquarters (or then current work location)
                           o        After a Change in Control has occurred, any demotion in your title
                           o        Material breach of this agreement by Company after receipt of written notice from Executive and which remains uncured for 15-day period
                           o        Executive must act within 60 days of event giving rise to Good Reason

Change in Control          o        Any person, group or entity acquires 50% or more of CHD's issued and outstanding voting equity
                           o        Director composition change of 50% or more over any 24-month period (unapproved by 2/3's of "Incumbent Directors")
                           o        Merger, consolidation, sale of all or substantially all assets or other transaction approved by shareholders unless 50% or more continuing ownership
                           o        The terms of employment specified herein shall survive a Change in Control

Cause                      o        Termination due to Executive's dishonesty, fraud, willful misconduct, or failure to substantially perform services (for any reason other than illness or incapacity) or breach of Executive's fiduciary responsibilities to the Company

Competition                o        Executive prohibited from employment with any business within a company or corporation which sells any products (i) which represent (in the aggregate) 20%
                                    or more of such business' revenues and (ii) which compete with any products sold by the Company or any subsidiary or division thereof for which Executive was directly employed, and (iii) for which Executive would perform substantially similar employment functions to those performed at CHD

Confidential Information   o        All information concerning the business of CHD or any subsidiary or division thereof relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies other than information which properly becomes part of the public domain

Disability                 o        Executive qualifies as disabled under the C&D Long Term Disability or other applicable plan, program or policy